EXHIBIT 6
                                                                       ---------


                            FOUR SEASONS HOTELS INC.
                   POLICIES AND PROCEDURES REGARDING SERVICES
                          PROVIDED BY EXTERNAL AUDITORS

                                     PURPOSE
                                     -------
Four Seasons Hotels Inc. and its controlled subsidiaries (together the "Corporation") should not obtain services from KPMG LLP or any other audit firm that attests any financial statements or other financial information of the Corporation or from an affiliate of such audit firm (the audit firm, together with its affiliates, being an "external auditor") if those services would reasonably be expected to compromise the independence of the external auditor. In this context, the Audit Committee is required to pre-approve the audit and non-audit services performed by an external auditor.

Nothing in these policies and procedures shall be, or be interpreted as, a delegation to management of any of the responsibilities of the Audit Committee under applicable law.

                              PRE-APPROVAL PROCESS
                              --------------------

The approval contemplated by this policy may be given through pre-approval by the Audit Committee of the terms, conditions and fees for specific services. Proposals for an external auditor to provide services that require specific approval by the Audit Committee should be submitted to the Audit Committee by the external auditor and the Chief Financial Officer. Those proposals should describe the terms and conditions and fees for those services and should include a statement by the external auditor and the Chief Financial Officer as to whether, in their view, the provision of those services by the external auditor will not compromise the auditor's independence under the applicable rules. Generally, the Audit Committee should not pre-approve a specific service more than 12 months before the time that it is anticipated that the external auditor will begin to provide that service.

The Audit Committee may delegate to any one or more of its members who are "independent" the authority to pre-approve on behalf of the Audit Committee the provision of specific services by an external auditor (other than pre-approval of the annual audit service engagement). Any approvals granted under this delegated authority that have not otherwise been presented to the Audit Committee should be presented to the Committee at its next scheduled meeting.

The Audit Committee also may pre-approve certain services (other than the annual audit service engagement) without the requirement to submit a specific proposal (such as services outlined in Schedules "A" through "D" attached.). Unless otherwise specifically provided by the Audit


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                                       -2-

Committee, any such pre-approval on a general basis shall be applicable for 12 months. Services that are consistent with any such pre-approval, are begun within that 12 month period and do not result in the aggregate fees payable to the external auditor for that type of service exceeding an amount pre-approved by the Audit Committee will be deemed to have been approved by the Audit Committee. The Audit Committee should be informed in writing promptly of any engagement of an external auditor to provide services of a type that have been pre-approved by the Audit Committee.

A form still to be prepared for all services that require pre-approval. The form will be approved by the Chief Financial Officer or his delegate and will:

o identify the services to be provided by the auditor and whether those services fit within one of the categories of pre-approved services set out in the Schedules to these policies and procedures and, if so, the applicable category;

o include the total fees and expenses to be paid for those services, which shall not exceed the limitations contemplated by these policies and procedures; and

o include a confirmation by the external auditor that those services are not within a category that would impair the external auditor's independence under applicable law and generally accepted auditing standards.

All such approved forms shall be made available to the Audit Committee or any of its members upon request.

                               RESTRICTED SERVICES
                               -------------------

The Audit Committee has determined that, at this time, an external auditor should not provide any of the following services:

o bookkeeping or other services related to accounting records or financial statements;

o    financial information systems design and implementation;

o appraisal or valuation services, fairness opinions or contribution-in-kind reports;

o    actuarial services;

o    internal audit outsourcing services;

o    management functions or human resources;

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                                       -3-

o    broker-dealer, investment advisor, or investment banking services;

o    legal services;

o    expert services unrelated to the audit; and

o any other service that under applicable law and generally accepted auditing standards is determined cannot be provided by an external auditor.

The Audit Committee also has determined that an external auditor should not be precluded from providing tax advisory services that do not fall within any of the categories described above, unless the provision of those services would reasonably be expected to compromise the independence of the external auditor.

                       SPECIFIC APPROVAL OF AUDIT SERVICES
                       -----------------------------------

The terms, conditions and fees of the annual audit service engagement of an external auditor, and any material change in those terms, conditions and fees, will be subject to the specific pre-approval of the Audit Committee. The Audit Committee has pre-approved the audit services (which are those services that only the external auditor reasonably can provide) listed in Schedule A.

                   GENERAL APPROVAL OF AUDIT-RELATED SERVICES
                   ------------------------------------------

Audit related services are assurance and related services that are reasonably related to the performance of the audit or the review of the Corporation's financial statements or that traditionally are performed by the external auditor. The Audit Committee believes that the provision of audit related services does not impair the independence of the external auditor and has pre-approved the audit related services listed in Schedule B.

                        GENERAL APPROVAL OF TAX SERVICES
                        --------------------------------

The Audit Committee believes that an external auditor can provide tax services to the Corporation (such as tax compliance, tax planning and tax advice) without impairing the external auditor's independence. In no event should an external auditor be approved to represent the Corporation before a tax or other court or to provide tax services related to a transaction initially recommended by the external auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported by applicable legislation. The Audit Committee has pre-approved the tax services listed in Schedule C.



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                                       -4-

                     GENERAL APPROVAL OF ALL OTHER SERVICES
                     --------------------------------------

The Audit Committee may grant pre-approval of those non-audit services that are not restricted services (as described above) that are routine and recurring services and would not impair the independence of the external auditor. The Audit Committee has pre-approved the other services listed in Schedule D.

                                  ANNUAL REVIEW
                                  -------------

The Audit Committee shall review and assess these policies and procedures on an annual basis.



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                                   SCHEDULE A

                PRE-APPROVED AUDIT SERVICES FOR FISCAL YEAR 2004

            Dated:    December 22, 2003

            SERVICE
            ===================================================================
            Statutory audits or financial statements audits including items listed in KPMG's audit plan for Four Seasons Hotels Inc. and its subsidiaries and or hotels.
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            Audit services associated with documents filed with securities regulators, including, prospectus related work
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            Consultations by management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by regulatory or standard setting bodies
            --------------------------------------------------------------------
            Attestation Report on Management's Evaluation of Internal Control and Procedures for Financial Reporting
            --------------------------------------------------------------------


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                                   SCHEDULE B

                PRE-APPROVED AUDIT-RELATED SERVICES FOR FISCAL YEAR 2004

            Dated:    December 22, 2003

            SERVICE
            ====================================================================
            Financial statement audits of employee benefit plans
            --------------------------------------------------------------------
            Consultations by management as to the accounting or disclosure treatment of proposed transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the regulatory or standard-setting bodies
            --------------------------------------------------------------------
            Planning and scoping advice and documentation assistance in connection with management's evaluation of internal controls
            --------------------------------------------------------------------




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                                   SCHEDULE C

                PRE-APPROVED TAX SERVICES FOR FISCAL YEAR 2004

            Dated:    December 22, 2003

            SERVICE
            ====================================================================
            Federal, provincial and local tax planning and advice
            --------------------------------------------------------------------
            Federal, provincial and local tax compliance
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            International tax planning and advice
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            International tax compliance
            --------------------------------------------------------------------
            Assistance in completing routine tax schedules and calculations
            --------------------------------------------------------------------
            Preparation of personal tax returns and related tax consulting for executives and expatriate employees of the Company paid for by the Company.
            --------------------------------------------------------------------
            Preparation of personal tax returns and related tax consulting for executives and expatriate employees of the Company paid for by the Company and reimbursed by hotel owner.
            --------------------------------------------------------------------




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                                   SCHEDULE D

                PRE-APPROVED OTHER SERVICES FOR FISCAL YEAR 2004

            Dated:    December 22, 2003

            SERVICE
            ====================================================================
            Audit of the Special Reports for Marketing, Advertising and Worldwide Reservations
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